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                             PRISM FINANCIAL CORPORATION
                          2,500,000 Shares of Common Stock (1)

                            FORM OF UNDERWRITING AGREEMENT


                                                                  May [  ], 1999

William Blair & Company, L.L.C.
ABN AMRO Incorporated
U.S. Bancorp Piper Jaffray Inc.
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

     SECTION 1. INTRODUCTORY. Prism Financial Corporation, a Delaware corporation (the "Company"), as of the First Closing Date (hereinafter defined), will have an authorized capital stock consisting of 10,000,000 shares of Preferred Stock, $.01 par value, of which no shares will be outstanding as of such date and 100,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of which 12,168,047 shares will be outstanding as of such date (excluding the shares of Common Stock to be issued and sold hereunder). The Company proposes to issue and sell 2,500,000 shares of its authorized but unissued Common Stock to the several underwriters ("Underwriters") named in Schedule A, as it may be amended by the Pricing Agreement (hereinafter defined), who are acting severally and not jointly. Such total of 2,500,000 shares of Common Stock proposed to be sold by the Company is hereinafter referred to as the "Firm Shares." In addition, certain stockholders of the Company (collectively referred to as the "Selling Stockholders" and named in Schedule B) propose to grant to the Underwriters an option to purchase up to an aggregate of 375,000 additional shares of Common Stock ("Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several

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(1) Plus an option to acquire up to 375,000 additional shares from the Selling
Stockholders to cover over-allotments.

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Underwriters, shall enter into an agreement substantially in the form of
Exhibit A hereto ("Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and the Underwriters agree that up to 250,000 Shares to be purchased by the Underwriters ("Reserved Shares") shall be reserved for sale by the Underwriters to certain eligible employees of the Company and other persons, subject to the terms of this Agreement, the Pricing Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible employees and other persons by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

     The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-74883) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you, if requested by you, three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and copies of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

                    Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof at such time (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with

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     the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus" as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

          (b) The Company has not received any order of the Commission preventing or suspending the use of any preliminary prospectus, and has not received any notice that proceedings for that purpose are pending or contemplated by the Commission, and the preliminary prospectus dated April 29, 1999 conformed in all material respects with the requirements of the 1933 Act and, as of its date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for information relating to the terms of the Offering; and when the Registration Statement became or becomes effective, and at the First Closing Date or the Second Closing Date (as such terms are hereinafter defined), as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and the Registration Statement did not include or will not include any untrue statement of a material fact and did not omit or will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

          (c)(i) The Company and each of its "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X) (the
     "Subsidiaries") have been duly incorporated and are


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     validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of the Subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the business or financial condition of the Company and the Subsidiaries taken as a whole ("Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (ii) The Share Exchange Agreement dated as of March 19, 1999, among the Company, Prism Mortgage and the stockholders of Prism Mortgage (the "Share Exchange Agreement") has been duly authorized, executed and delivered by the Company and its Subsidiaries, and constitutes the legal, valid and binding obligations of the Company and Prism Mortgage and has been consummated in all material respects in accordance with its terms.

          (d) Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. The Company does not, directly or indirectly, own any capital stock or other equity securities or interests in any entity other than those described in Exhibit 21.1 to the Registration Statement.

          (e) The issued and outstanding shares of each class of capital stock of the Company prior to the issuance of the Shares to be sold by the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus, and, except as disclosed in the Prospectus, there are no options, rights or warrants for the purchase from the Company of Common Stock, or securities convertible into Common Stock, and there are no agreements to which the Company is a party with respect thereto.

          (f) The Shares to be sold by the Company have been duly authorized and when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

          (g) The execution, delivery and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's amended and restated charter or amended and

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     restated bylaws, in each case as filed as an exhibit to the Registration
     Statement, and will not conflict with, constitute a breach of, or default under, or violate any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which their respective properties or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Company or any Subsidiary or to their respective properties or assets. No consent, approval, authorization or other order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement by the Company or the consummation by the Company of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD and except as would not have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Company.

          (h) Each of the accountants who have expressed their respective opinions with respect to certain of the financial statements included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) (i) The consolidated financial statements of the Company included in the Registration Statement present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under "Selected Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

          (ii) The financial statements of Mortgage Market, Inc. ("MMI") included in the Registration Statement present fairly, in all material respects, the financial position of MMI as of the respective dates of such financial statements, and the statement of income, changes in stockholders' equity and cash flows of MMI for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus.

          (iii) The financial statements of Pacific Guarantee Mortgage Corporation ("PGM") included in the Registration Statement present fairly, in all material respects, the financial position of PGM as of the respective dates of such financial statements, and the statements of operations and retained earnings and cash flows of PGM for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus.


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          (iv)      The pro forma financial statements and other pro forma
     information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information to the extent applicable, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (j) Neither the Company nor any Subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and to the Company's knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

          (k) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any Subsidiary is a party or of which material property owned or leased by the Company or any Subsidiary is or may be the subject, which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

          (l)       There are no holders of securities of the Company having
     (i) preemptive rights to purchase Common Stock or (ii) except as disclosed in the Prospectus, registration rights.

          (m) The Company and each Subsidiary have good and marketable title to all the properties and assets which are material to the operation of the business of the Company and its Subsidiaries taken as whole, in each case reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no claim, lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which would not have a Material Adverse Effect. The Company and each Subsidiary hold their respective leased properties which are material to the Company and each Subsidiary, taken as a whole, under valid and binding leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Subsequent to the respective dates as of which information is given in the


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     Registration Statement and Prospectus, and except as contemplated by the
     Prospectus, the Company and the Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any change in their capital stock or material change in their short-term debt or long-term debt.

          (p) For a period of 180 days after the date of this Agreement, the Company agrees not to (i) except with respect to the Company's 1999 Omnibus Stock Incentive Plan, 1999 Employee Stock Purchase Plan, the Prism Equity Value Plan-I, effective as of August 31, 1998, the Prism Equity Value Plan-II, dated as of September 30, 1998, the Agreement for the Purchase and Sale of the Capital Stock of Mortgage Market, Inc., dated as of September 30, 1998 and the Additional Compensation Agreements, dated as of September 30, 1998, by and among the Company and certain employees of Mortgage Market, Inc., the Purchase and Sale Agreement, dated as of March 22, 1999, by and among the Company, First City Corp. and D.L. Day, Jr., or in connection with acquired businesses, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of William Blair & Company, L.L.C. The Company has obtained similar agreements from each of its executive officers, directors and security-holders. For a period of 180 days after the date of this Agreement, the Company agrees that, without the prior written consent of William Blair & Company L.L.C., the Company will not take any action to accelerate or waive the vesting schedule applicable to any options, rights or warrants to purchase shares of Common Stock.

          (q) There is no document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (r) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Prospectus that is not so described.

          (s) The Company, together with the Subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company and the


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     Subsidiaries, taken as a whole.  Neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to any such material Trade Rights which has not been resolved or disposed of and to the knowledge of the Company neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third party, which infringement, misappropriation or conflict would have a Material Adverse Effect.

          (t) The conduct of the business of the Company and each Subsidiary is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, including, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act of 1970, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, federal and state statutes and regulations of the Department of Housing and Urban Development pursuant to the Home Mortgage Disclosure Act, state usury laws and state licensing laws, except where the failure to be in compliance would not have a Material Adverse Effect.

          (u) All offers and sales of the securities of either Company or any Subsidiary prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (v) Each of the Company and its Subsidiaries has filed all necessary federal and state income and franchise tax returns, and has paid all material taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

          (w) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Common Stock (including the Shares) on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

          (x) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

     SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS.

          (a) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company and the several Underwriters that:

                    (i) Upon consummation of the transactions contemplated by the Share

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          Exchange Agreement, such Selling Stockholder will have, and on the
          Second Closing Date (as hereinafter defined), will have, valid title to the Option Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Option Shares hereunder, free and clear of all voting trust arrangements, stockholder agreements, liens, security interests, encumbrances of any kind, equities, claims and, if applicable, community property rights; and upon delivery by such Selling Stockholder of and payment by the Underwriters for such Option Shares hereunder, the Underwriters will acquire valid title thereto, free and clear of all voting trust arrangements, stockholder agreements, liens, security interests, encumbrances of any kind, equities, claims and, if applicable, community property rights.

                    (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (iii) Such Selling Stockholder has duly executed and delivered a Power of Attorney ("Power of Attorney") among the Selling Stockholder and Bruce C. Abrams and Mark A. Filler (the "Agents"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

                    (iv) Such Selling Stockholder has duly executed and delivered a Custody Agreement ("Custody Agreement") with the Company, as custodian ("Custodian"), and upon consummation of the transactions contemplated by the Share Exchange Agreement, will deposit in custody under the Custody Agreement certificates in negotiable form for the Option Shares that may be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Option Shares that may be sold by such Selling Stockholder that will be on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated (except as provided in this Agreement, the Power of Attorney or the Custody Agreement) by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the


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          death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Option Shares hereunder, the documents evidencing Option Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Option Shares that may be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder. A copy of the Custody Agreement has been delivered to you.

                    (v) The execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder, except in each case as would not materially impair the ability of such Selling Stockholder to perform its obligations under this Agreement, the Pricing Agreement, the Power of Attorney or the Custody Agreement. No consent, approval, authorization or other order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Pricing Agreement, the Power of Attorney or the Custody Agreement by or on behalf of such Selling Stockholder or the consummation by or on behalf of such Selling Stockholder of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD and except where the failure to so make or obtain would not materially impair the ability of such Selling Stockholder to perform its obligations under this Agreement, the Pricing Agreement, the Power of Attorney or the Custody Agreement. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.


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                    (vi)      The preliminary prospectus dated April 29, 1999,
          insofar as it has related to such Selling Stockholder, as of its date did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became or becomes effective, and up to the First Closing Date and the Second Closing Date, such Registration Statement, as it relates to such Selling Stockholder, did not include or will not include any untrue statement of a material fact and did not omit or will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as relates to such Selling Stockholder, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this Section 3(a)(vi) shall not have any effect if information has been given by such Selling Stockholder to the Company in writing which would eliminate or remedy any such untrue statement or omission.

          (b) For a period of 180 days after the date of this Agreement, such Selling Stockholder will not, without the prior written consent of William Blair & Company, L.L.C., directly or indirectly, except with respect to certain agreements of Bruce C. Abrams, Mark A. Filler and Terry
     A. Markus with GEM Value/Prism LLC, dated as of December 31, 1998, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition, or request the filing of any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

          (c) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the Second Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in paragraphs 1, 2, 3, 4, 5, 9, 10 and

12 under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

     SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company 2,500,000 Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Shares set forth opposite the name of such Underwriter in Schedule A hereto. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12 hereof), following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act), after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Company or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by the Company, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Company.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery

(which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from each Selling Stockholder shall be the number of shares set forth opposite the name of such Selling Stockholder under "Number of Option Shares to be Sold" in Schedule B hereto. If less than all Option Shares are to be purchased, the number of Option Shares to be purchased from the Selling Stockholders shall be reduced pro rata. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph, except that delivery of the Option Shares to you will be made by and payment of the purchase price therefor will be paid to the Custodian.

     You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for any amendment to or supplement of the Registration Statement, any preliminary prospectus or the Prospectus, or for additional information.

          (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) The Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
     Section 10(a)(3) of the 1933 Act.

          (e) Neither the Company nor any of the Subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

          (f) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of

     Section 11(a) of the 1933 Act.

          (g) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (h) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (i) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy, upon request by you, (i) as soon as reasonably practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as reasonably practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as reasonably available, of each report of the Company mailed to stockholders.

          (j) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

          (k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (l) The Company will ensure that the Reserved Shares will be restricted to the extent required by the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such shares for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum and all fees and expenses incurred in connection with the listing of the Shares on the Nasdaq National Market; (ii) all costs, fees and expenses (including legal fees not to exceed $7,500 and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

     SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives and to the extent required by this Agreement.

          (c) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (e) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                    (i)       An opinion of Skadden, Arps, Slate, Meagher &
          Flom (Illinois), counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be in the form attached hereto as Exhibit C.

                    (ii) If the Underwriters elect to exercise their option to purchase the

          Option Shares as set forth in Section 5 of this Agreement, an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Selling Stockholders, addressed to the Underwriters and dated the Second Closing Date, to the effect that:

                    (1) each of the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder who is a natural person and constitutes a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

                    (2) each of this Agreement and the Pricing Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder who is a natural person;

                    (3) the compliance by each Selling Stockholder with the terms and provisions of the Underwriting Agreement and the Pricing Agreement will not, except as would not materially impair the ability of such Selling Stockholder to perform its obligations under the Underwriting Agreement and the Pricing Agreement, contravene any provision of any Applicable Laws or Applicable Orders, PROVIDED that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or blue Sky laws of the various states or the securities laws of foreign jurisdictions or (y) the information contained, in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the 1933 Act and the rules and regulations promulgated thereunder; and no Government Approval, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of the Underwriting Agreement and the Pricing Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions thereof and the consummation of the transactions contemplated thereby, PROVIDED that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states of the securities laws of foreign jurisdictions, or (y) the rules and regulations of the NASD; and

                    (4) upon transfer of the Option Shares to the Underwriters, the Underwriters will acquire all of the Selling Stockholders' rights in such Option Shares free of all adverse claims. "Transfer" of the Option Shares to the Underwriters will occur upon the making by The Depository Trust Company of appropriate entries transferring the Options Shares on its books and records to the account of the Underwriters at The Depository Trust Company.

               In rendering such opinion, such counsel may state that they are relying, as to factual matters, on certificates of the Selling Stockholders, in which case their opinion is to state that they are so doing and copies of said certificates are to be attached to the opinion unless said certificates (or the information therein) have been furnished to the Representatives in other form.

                    (iii) Such opinion or opinions of Sidley & Austin, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be issued and sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

                    (iv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Company has not received any order of the Commission preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; to the knowledge of the Company, no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the agent for service of process or the Company, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

               The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

                    (v) If the Underwriters elect to exercise their option to purchase the Option Shares as set forth in Section 5 of this Agreement, a certificate of each Selling Stockholder dated the Second Closing Date to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

                        (vi) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from each of PriceWaterhouseCoopers LLP, McGladrey & Pullen, LLP, Stephani & Matthews, LLP, Clay L. Miller and William M. Stoll, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters. There shall not have been any change or decrease specified in the letter of PriceWaterhouseCoopers LLP referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                        (vii) A lock-up agreement substantially in the form of Exhibit B signed by each of the persons listed on Schedule C.

                        (viii) Such further certificates and documents as you may reasonably request.

        All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley & Austin, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

        If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

        SECTION 9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

        SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use all reasonable efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

        SECTION 11.     INDEMNIFICATION.

        (a) The Company and, to the extent the overallotment option is exercised and Bruce C. Abrams, Mark A. Filler and Terry A. Markus (the "Management Selling Stockholders") sell Shares hereunder, each Management Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Management Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for all reasonable legal and other expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Management Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or
(ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and the Management Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Management Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Management Selling Stockholders may otherwise have.

        Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

        Without limiting the full extent of the Company's agreement to indemnify each Underwriter as herein provided, no Management Selling Stockholder shall be liable in any such case in respect of any such losses, claims, damages, liabilities or expenses unless the Underwriter or controlling person who has the right to indemnification hereunder and is seeking indemnification from such Management Selling Stockholder shall have previously sought indemnification from the Company in respect thereof and the Company shall have failed to honor and pay such Underwriter's or controlling person's claim for indemnification within 180 calendar days of the date such indemnification is first properly sought against the Company (except that the foregoing condition precedent requiring an Underwriter or a controlling person to so seek indemnification from the Company
(i) shall not be applicable if an Underwriter or controlling person has previously sought indemnification from the Company with respect to such matters or if such Underwriter or controlling person is prohibited from being indemnified by the Company (or from seeking such indemnification) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law and (ii) shall not limit the right of an Underwriter or controlling person at any time to notify a Management Selling Stockholder of a claim for indemnification or otherwise initiate a claim or proceeding against a Management Selling Stockholder for indemnification prior to the expiration of such 180 calendar days, but only and solely to the extent necessary to prevent any applicable statute of limitations from expiring).

        (b) Each of the other Selling Stockholders (the "Non-Management Selling Stockholders") agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of litigation if such settlement is effected with the written consent of the Company and/or such Non-Management Selling Stockholder), insofar as such losses, claims, damages or liabilities
(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission specifically relates to such Non-Management Selling Stockholder, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Non-Management Selling Stockholder shall be not liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(b), each Non-Management Selling Stockholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) relating to such Non-Management Selling Stockholder, such Non-Management Selling Stockholder will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Non-Management Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Non-Management Selling Stockholders may otherwise have.

        (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company or any of the Selling Stockholders within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto (including any prospectus wrapper), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this
Section 11(c), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(c), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.
 This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a)(i) or (b)(i) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

        (e) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first paragraph of this subsection (e). Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint. In no event shall the liability of a Selling Stockholder under this Section 11(e) exceed the amount that such Selling Stockholder would have been required to pay under
Section 11(a) (with respect to a Management Selling Stockholder) or
Section 11(b) (with respect to a Non-Management Selling Stockholder) had such indemnification held to be available thereunder.

        (f) In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of recipients of Reserved Shares to pay for and accept delivery thereof which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase; PROVIDED however, that the Company shall not be responsible to the extent that any such losses, liabilities, claims, damages or expenses so incurred are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters.

        (g) Without limiting the full extent of (i) the Company's agreement to indemnify each Underwriter and to contribute to amounts required to be paid by any Underwriter, as herein provided, (ii) the liability of the Company with respect to any breach by the Company of any representation or the inaccuracy of any warranty contained in this Agreement or in any certificate of the Company delivered pursuant to Section 8 hereof or (iii) the liability of any Selling Stockholder in respect of any breach by such Selling Stockholder of any representation or the inaccuracy of any warranty contained in Section 3 of this Agreement or in any certificate of such Selling Stockholder, no Selling Stockholder shall be liable under the indemnity contained in paragraphs (a) or
(b), as the case may be, and the contribution agreements contained in paragraph
(e) of this Section 11, in the aggregate, for an amount in excess of the aggregate net proceeds (i.e. after deducting the underwriting discount) actually received by such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder.

        (h) The provisions of this Section shall survive any termination of this Agreement.

        SECTION 12. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

        In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        SECTION 13. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 hereof and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

        SECTION 14. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

                (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be canceled at any time prior to the Second Closing Date, if (i) trading in securities on the Nasdaq National Market or the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any material and adverse change in financial markets or in political, economic or financial conditions which, in the reasonable opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares, PROVIDED however that the level and nature of hostilities involving United States forces on the date hereof shall not give rise to a termination right. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

        SECTION 15.     REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.
The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholders or any of its or their respective partners, principals, members, officers or directors or any controlling person will survive delivery of and payment for the Shares sold hereunder.

        SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Larry A. Barden, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, telecopy (312) 853-7036; if sent to the Company will be mailed, delivered or telecopied and confirmed to the Company at its corporate headquarters with a copy to Rodd M. Schreiber, Skadden, Arps, Slate, Meagher & Flom (Illinois),

333 W. Wacker Drive, Suite 2100, Chicago, Illinois 60606, telecopy (312) 407-0411; and if sent to the Selling Stockholders will be mailed, delivered or telecopied and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives, with copies to Rodd M. Schreiber, Skadden, Arps, Slate, Meagher & Flom (Illinois), at the address and telecopy number above.

        SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        SECTION 18. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

        SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

        SECTION 20. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

        SECTION 21. COUNTERPARTS. The Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                    Very truly yours,

                                    PRISM FINANCIAL CORPORATION


                                    By_________________________________________
                                          Chief Executive Officer


                                    The Selling Stockholders named in Schedule B hereto, in their individual capacities


                                    By_________________________________________
                                          Agent and Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.


William Blair & Company, L.L.C.
ABN AMRO Rothschild, L.L.C.
U.S. Bancorp Piper Jaffray Inc.
  Acting as Representatives of the
  several Underwriters named in
  Schedule A.

By William Blair & Company, L.L.C.


By________________________________
      Principal

                                   SCHEDULE A

                                                        Number of
                                                        Firm Shares
Underwriter                                             to be Purchased
-----------                                             ---------------
William Blair & Company, L.L.C.
ABN AMRO Rothschild, L.L.C.
U.S. Bancorp Piper Jaffray Inc.



TOTAL


                                  SCHEDULE B

                                                 Number of        Number of
                                                Firm Shares     Option Shares
                                                to be Sold        to be Sold
                                                ----------        ----------
Company                                         2,500,000             0

SELLING STOCKHOLDERS:

Bruce Abrams                                        0                [  ]

Terry Markus                                        0                [  ]

Mark Filler                                         0                [  ]

Abby Reisler                                        0                [  ]

William Osenton                                     0                [  ]

Bruce Barbera                                       0                [  ]

CTC Trust                                           0                [  ]

Don Rose Trust                                      0                [  ]

JBR Trust #4                                        0                [  ]

T&M Children's Trust                                0                [  ]

GEM/Prism, LLC                                      0                [  ]

Abrams Capital Trust                                0                [  ]


                   TOTAL

                                  SCHEDULE C


Bruce Abrams

Terry Markus

Mark Filler

Abby Reisler

William Osenton

Bruce Barbera

CTC Trust

Don Rose Trust

JBR Trust #4

T&M Children's Trust

GEM/Prism, LLC

Abrams Capital Trust

                                                                       Exhibit A

                          PRISM FINANCIAL CORPORATION

                       2,500,000 Shares Common Stock (2)

                               PRICING AGREEMENT

                                                             [___________], 1999

William Blair & Company, L.L.C.
ABN AMRO Rothschild, L.L.C.
U.S. Bancorp Piper Jaffray Inc.
   As Representatives of the Several
   Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

        Reference is made to the Underwriting Agreement dated [_______________], 1999 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., ABN AMRO Rothschild, L.L.C. and U.S. Bancorp Piper Jaffray Inc. are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

        Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

        1. The initial public offering price per share for the Shares shall be $[__________].

        2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $[_____________], being an amount equal to the initial public offering price set forth above less $[____________] per share.

        This Pricing Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

---------------------

(2) Plus an option to acquire up to 375,000 additional shares to cover over-allotments


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

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

                                    Very truly yours,

                                    PRISM FINANCIAL CORPORATION


                                    By_______________________________
                                         Chief Executive Officer



                                    The Selling Stockholders named in
                                    Schedule B to the Underwriting Agreement, in their individual capacities


                                    By_______________________________
                                          Agent and Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
ABN AMRO ROTHSCHILD, L.L.C.
U.S. BANCORP PIPER JAFFRAY INC.

Acting as Representatives of the
several Underwriters

By William Blair & Company, L.L.C.



By___________________________________
            Principal


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

                                                                       Exhibit B

                          PRISM FINANCIAL CORPORATION

                               LOCK-UP AGREEMENT

                                                                   May [ ], 1999

William Blair & Company, L.L.C.
ABN AMRO Rothschild, L.L.C.
U.S. Bancorp Piper Jaffray Inc.
   As Representatives of the Several
   Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

        Re:     PROPOSED PUBLIC OFFERING BY PRISM FINANCIAL CORPORATION

Ladies and Gentlemen:

        The undersigned, a securityholder of Prism Financial Corporation, a Delaware corporation (the "Company"), understands that William Blair & Company, L.L.C. ("William Blair"), ABM AMRO Rothschild, L.L.C. and U.S. Bancorp Piper Jaffray Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company and certain stockholders of the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of William Blair, directly or indirectly, except with respect to certain agreements of Bruce C. Abrams, Mark A. Filler and Terry A. Markus with GEM Value/Prism, L.L.C., dated as of December 31, 1998, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the "Lock-Up Shares"), or request the filing of any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock,


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

whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

        Notwithstanding the foregoing, the undersigned may transfer any or all of the Lock-Up Shares (i) as a bona fide gift or gifts or (ii) as a distribution to limited partners, beneficiaries or shareholders of such person; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this letter agreement. The transferor shall notify William Blair in writing prior to the transfer and there shall be no further transfer of such Lock-Up Shares except in accordance with this letter agreement. Following expiration of the Lock-Up Period, it is understood that the undersigned may dispose of Lock-Up Shares free of any contractual obligation hereunder.

        It is understood that, if the Underwriting Agreement is not executed by July 30, 1999 or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Securities, you will release the undersigned from the obligations under this letter agreement.

                                       Very truly yours,

                                       Signature:
                                       Print Name:


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

                                                                       Exhibit C

                      FORM OF OPINION OF COMPANY COUNSEL



1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Prospectus (with such exceptions as would not have a Material Adverse Effect); and the Company is qualified to do business and is in good standing as a foreign corporation under the laws of the State of Illinois.

2. Prism Mortgage is validly existing and in good standing under the laws of the State of Illinois.

3. Solely upon a review of "good standing" certificates of such states, Prism Mortgage is qualified to do business and in good standing as a foreign corporation under the laws of the states set forth on Exhibit A to this opinion.

4. The execution and delivery of the Share Exchange Agreement and the consummation by the Company and Prism Mortgage of the transactions contemplated thereby has been duly authorized by all requisite corporate action on the part of the Company and Prism Mortgage under the laws of the State of Delaware and Illinois, respectively. The Share Exchange Agreement has been duly executed and delivered by each of the Company and Prism Mortgage. The Share Exchange Agreement constitutes the valid and binding obligation of the Company and Prism Mortgage enforceable against the Company and Prism Mortgage in accordance with its terms under the laws of the State of Delaware, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery and the performance by the Company and Prism Mortgage or their respective obligations under the Share Exchange Agreement, in accordance with its terms does not, (i) conflict with the certificate or incorporation and by-laws of the Company and Prism Mortgage as in effect on the date hereof or (ii) constitute a violation of, or a default under, any agreement or instrument set forth as an exhibit to the Registration Statement (except for such violations or breaches which have been waived or would not materially impair the performance of the Company and Prism Mortgage of their respective obligations under the Share Exchange Agreement).

5. All of the issued and outstanding shares of capital stock of Prism Mortgage have been duly authorized, validly issued and to such counsel's knowledge are fully paid and nonassessable and are owned of record by the Company or Prism Mortgage.

6. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value, and conforms in all material respects as to legal matters to the description thereof in the Registration Statement and Prospectus under the heading "Description of Capital Stock".

7. The outstanding shares of capital stock of the Company immediately prior to the issuing of the Firm Shares have been duly authorized and validly issued and are fully paid and nonassessable.

8. The issuance and sale of the Firm Shares have been duly authorized by the Company for sale to the Underwriters under the Underwriting Agreement and the Pricing Agreement and such Firm Shares, when delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and the Pricing Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Firm Shares will not, to such counsel's knowledge, be subject to any preemptive or similar rights to subscribe for or purchase such Firm Shares.

9. Such counsel shall state the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

10. The Registration Statement, as of the effective date, (including the Prospectus as of its date (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the 1933 Act; and such counsel does not know of any (1) legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party that are required to be described in the Prospectus which are not so described or (2) any contracts on other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

11. The statement in the Prospectus under "Management - Employment Arrangements," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in so far as they purport to describe or summarize certain provisions of specific agreements, statutes and regulations referred to therein , fairly describe or summarize such provisions in all material respects.

12. The execution and delivery of this Agreement and the Pricing Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate actions on the part of the Company under the laws of the State of Delaware. This Agreement and the Pricing Agreement have been executed and delivered by the Company under the laws of the State of Delaware; and (A) the compliance by the Company with the terms and provisions of the Underwriting Agreement and the Pricing Agreement will not contravene any provision of any Applicable Laws or Applicable Orders (it being understood that, for purposes of such opinion, (1) the term "Applicable Laws" means those laws, rules and regulations of the State of Illinois and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Pricing Agreement (without having made any special investigation as to the applicability of any specific law, rule or regulation and which are not the subject of a specific opinion herein expressly to a particular law or laws), as of the date hereof; (2) the term "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities (as such term is hereinafter defined) by which the Company or any of the

     Subsidiaries is bound, the existence of which is known to such counsel (without having made any special investigation) or has been specifically disclosed to such counsel in writing by the Company; and (3) the term "Governmental Authorities" means any Illinois or federal executive, legislative, judicial, administrative or regulatory body established under Applicable Laws), PROVIDED that, in rendering such opinions, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (y) the information contained in or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the 1933 Act and the rules and regulations promulgated thereunder; and (B) no Governmental Approval, which has not been obtained or taken and, not in full force and effect, is required to authorize or is required in connection with the execution, delivery and enforceability of the Underwriting Agreement and Pricing Agreement by the Company (it being understood that, for purposes of such opinion, the term "Governmental Approval" means any consent, approval, license, authorization or validation of; or filing, recording or registration with any Governmental Authority pursuant to Applicable Laws), PROVIDED that, in rendering such opinions, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions, or (y) the rules and regulations of the NASD. Further, such counsel need not express any opinion with respect to the contravention of any Applicable Law or Applicable Order or the requirement of any Governmental Approval in connection with the completion of the transactions contemplated by the Share Exchange Agreement.

13. The execution and delivery by the Company of the Underwriting Agreement and the Pricing Agreement and the performance by the Company of its obligations thereunder, in accordance with its terms, do not (i) conflict with the amended and restated certificate of incorporation and amended by-laws of the Company or (ii) constitute a violation of, or default under, any agreement or instrument set forth as an exhibit to the Registration Statement (except for such violations or breaches which have been waived or would not materially impair the performance of the Company of its obligations under the Underwriting Agreement and the Pricing Agreement).

14. The Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

     In addition, Skadden, Arps, Slate, Meagher & Flom (Illinois) shall state that it has participated in conferences with officers and other representatives of the Company and the Selling Stockholders, representatives of the independent public accountants of the Company, the underwriters and the underwriters' counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although it is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the First Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial and statistical information included therein or excluded therefrom or the exhibits to the Registration Statement. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which cas their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.